AXS-ONE INC.
RESTRICTED STOCK AGREEMENT
2005 STOCK INCENTIVE PLAN

This Agreement (this ‘‘Agreement’’) is made as of December 14, 2006 (the ‘‘Date of Grant’’), by and between AXS-One Inc., a Delaware corporation (the ‘‘Company’’), and                                  (the ‘‘Grantee’’).

1.    Grant of Restricted Stock.     Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the AXS-One Inc. 2005 Stock Incentive Plan (the ‘‘Plan’’), the Company hereby grants to the Grantee                  shares of Common Stock of the Company. These shares are referred to in this Agreement as ‘‘Restricted Shares’’ during the applicable Restriction Period (as defined in paragraph 4(c) hereof). Acceptance of the Restricted Shares shall be deemed to be agreement by the Grantee to the terms and conditions set forth in this Agreement and the Plan. Certificates representing the Restricted Shares may not be sold or otherwise transferred and must be held by the Grantee until the end of the applicable Restriction Period. Until such terms and conditions have lapsed with respect to any Restricted Shares, the certificate for such shares will, at the Company’s option, remain in the physical possession of the Company or bear a legend to the effect that they were issued or transferred subject to, and may be sold or otherwise disposed of only in accordance with, the terms of this Agreement and the Plan.

2.    Stockholder Status.     Effective upon the Date of Grant, the Grantee will be a holder of record of the Restricted Shares and will have all rights of a stockholder with respect to such shares (including the right to vote such shares at any meeting of stockholders of the Company and the right to receive all dividends paid with respect to such shares), subject only to the terms and conditions imposed by this Agreement and the Plan.

3.    Effect of Changes in Capitalization.    The number of Restricted Shares is subject to adjustment as provided in Section 4.2 of the Plan. Any additional or different shares or securities issued as the result of such an adjustment will be held or delivered in accordance with this Agreement and will be deemed to be included within the term ‘‘Restricted Shares’’.

4.    Lapse of Restrictions.

(a)    The restrictions set forth in paragraph 5 below will lapse to the extent of 50% of the Restricted Shares on each of the first two anniversaries of the Date of Grant.

(b)    Notwithstanding paragraph 4(a), the restrictions set forth in paragraph 5 below will lapse on all Restricted Shares at the close of business on the date (i) on which a Change in Control of the Company (as defined in Section 11.2 of the Plan) shall occur, (ii) of the Termination of Employment or Termination of Consultancy of the Grantee by the Company other than for cause, (iii) on which the Grantee is deemed to have a Disability (as such term is defined in the Plan), or (iv) of the Grantee’s death.

(c)    As soon as practicable after the restrictions with respect to any installment of Restricted Shares lapse at the end of the period applicable to such installment set forth in paragraphs 4(a) and 4(b) above (the ‘‘Restriction Period’’), the Company will deliver to the Grantee, or the Grantee’s legal representative in case of the Grantee’s death, promptly after surrender of the Grantee’s certificate(s) for the Restricted Shares to the Treasurer of the Company, the certificate or certificates for such shares free of any legend or further restrictions together with, if applicable, a new certificate representing any remaining Restricted Shares. It shall be a condition to the obligation of the Company to issue or transfer shares of Common Stock upon the lapse of restrictions that the Grantee (or any person entitled to act under this paragraph 4(c)) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state or local income or other taxes by reason of such issuance or transfer. If the amount requested is not paid, the Company may refuse to issue or transfer shares of Common Stock.

5.    Restrictions.    During the Restriction Period, neither the Restricted Shares nor any right or privilege pertaining thereto may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered in any way, by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of or encumber the Restricted Shares or any right or privilege pertaining thereto, otherwise than by will or by the laws of descent and distribution, or upon the levy of any execution, attachment or similar process thereupon, the Restricted Shares and all rights and privileges given hereby shall immediately terminate and the Restricted Shares shall be forfeited to the Company pursuant to paragraph 6 hereof.

6.    Forfeiture.

(a)    All the Grantee’s rights to, and interest in, the Restricted Shares shall terminate and be forfeited to the Company without payment of consideration if either (i) the Termination of Employment or Termination of Consultancy of the Grantee with the Company or any Affiliate occurs for any reason other than as provided in Sections 4(b)(ii), (iii), or (iv) above; provided, however, that the Grantee’s employment will not be deemed to have terminated for this purpose while the Grantee is on a leave of absence which has been approved by the Company or while the Grantee is serving as a consultant to the Company or any Affiliate thereof under a post-employment consulting arrangement, or (ii) any action prohibited by paragraph 5 hereof is taken. For purposes of this Agreement, a transfer of employment from the Company to an Affiliate or from an Affiliate to the Company or between Affiliates shall not be deemed a termination of employment.

(b)    If Restricted Shares are forfeited for any of the reasons stated in paragraph 6(a) hereof, such forfeiture shall be effective upon the occurrence of the event giving rise to the forfeiture. The Grantee agrees to repay to the Company all dividends, if any, paid after such event with respect to the Restricted Shares which have been forfeited.

(c)    If at any time the Grantee forfeits any Restricted Shares pursuant to this Agreement, the Grantee agrees to return the certificate or certificates for such Restricted Shares to the Company duly endorsed in blank or accompanied by a stock power duly executed in blank.

(d)    Determination as to whether an event has occurred resulting in the forfeiture of, or lapse of restrictions on, Restricted Shares, in accordance with this Agreement, shall be made by the Committee, and all determinations of the Committee shall be final and conclusive.

7.    Company Right to Terminate Employment and Other Remedies.    Nothing provided herein shall be construed to affect in any way the right or power of the Company, subject to the provisions of any other written agreement between the Grantee and the Company relating to the subject matter, to terminate the Grantee’s employment as an employee of or a consultant to the Company at any time for any reason with or without Cause, nor to preclude the Company from taking any action or enforcing any remedy available to it with respect to any action or conduct on the Grantee’s part.

8.    Additional Documents.

(a)    It is the intention of the Company that this award of Restricted Shares shall meet the requirements of, and result in the application of, the rules prescribed by Section 83 of the Code, as in effect at the date hereof, and applicable regulations thereunder. Accordingly, each and every provision shall be construed and interpreted in such manner as to conform with such intention and the Company reserves the right to execute and to require the Grantee to execute any further agreements or other instruments, which may be effective as of the date of the award of the Restricted Shares covered by this Agreement, including, but without limitation, any instrument modifying or correcting any provision hereof, or any action taken hereunder or contemporaneously herewith, and to take any other action, which may be effective as of the date of the award of the Restricted Shares covered by this Agreement, that, in the opinion of counsel for the Company, may be necessary or desirable to carry out such intention.

(b)    If the Grantee fails, refuses or neglects to execute and deliver any instrument or document or to take any action requested by the Company to be executed or taken by the Grantee pursuant to the provisions of paragraph 8(a) above for a period of 30 days after the date of such request, the Company may require the Grantee, within ten 10 days after delivery to the Grantee of a written demand by the Company, to forfeit all Restricted Shares then held by the Grantee.

9.    Amendments.    Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will impair the rights of the Grantee under this Agreement without the Grantee’s consent.

10.    Severability.    In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

11.    Relation to Plan.    This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan as interpreted and construed by the Committee will govern. Capitalized terms used herein without definition will have the meaning assigned to them in the Plan and control. The Committee acting pursuant to the Plan, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Agreement and the Restricted Shares.

12.    Successors and Assigns.     Without limiting Section 4 hereof, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and permitted assigns of the Grantee, and the successors and assigns of the Company.

13.    Governing Law.    The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the State of Delaware for the purposes of any legal action or proceeding arising out of this Agreement.

14.    Notices.    Any notice to the Company provided for herein will be in writing to the Company and any notice to the Grantee will be addressed to the Grantee at his or her address on file with the Company. Except as otherwise provided herein, any written notice will be deemed to be duly given if and when delivered personally or sent by courier service, registered mail or electronic means of communication, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice will be deemed given on the third business day following deposit of the same in the mail).

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

AXS-ONE INC.
By: ______________________________ Name Title

The undersigned Grantee hereby acknowledges receipt of an executed original of this Restricted Stock Agreement and accepts the Restricted Shares granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.